TRAVELERS SERIES FUND INC.
10f-3 Report
May 1, 1999 through October 31, 1999


			Trade						         Purchase		%
of
Issuer			Date		Selling Dealer		Amount	Price
	Issue

Goldman Sachs Group, Inc.	5/3/99		Goldman Sachs		$  535,300	$53.0000
	0.02%

The Seagram Company	6/15/99		Goldman Sachs		 1,538,838	50.1250
	0.08

Devon Energy Corp.	9/21/99		Schroder Wertheim		   243,000	40.5000
	0.06

William Communications	10/1/99		Lehman Brothers		     69,000	23.0000
		0.01
Group

AES Corp.		10/7/99		J.P. Morgan		 1,504,031	57.1875
	0.16